Exhibit 10.1

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into effective the 25th day of September 2007, by and between Reflect Scientific, Inc., a Utah corporation (“Reflect”); and John F. Dain (“Dain”), Nicholas J. Henneman (“Henneman”), J F Dain & E L Dain Co – T Tee Dain Family Revocable Trust U/A Dated 12/17/2001 (the “Dain Trust”) (collectively Dain, Henneman and Dain Trust are referred to herein as “Shareholders”).

Premises

a) Reflect and the Shareholders entered into an Agreement and Plan of Merger on November 17, 2006 (“Merger Agreement”).  Under the terms of the Merger Agreement, Reflect acquired all of the issued and outstanding stock of All Temp Engineering, Inc. (“All Temp”) through a merger of All Temp with and into Cryometrix, Inc. a wholly-owned subsidiary of Reflect.

b) As consideration for the merger, the Shareholders received shares of Reflect along with a cash payment and ongoing royalty interest.

c) The parties to the Merger Agreement have been reviewing the operations of Cryometrix and ongoing responsibilities of the Shareholders.  After a review of the operations, the parties have agreed to adjust the consideration originally paid to the All Temp shareholders to better reflect the intent of the Merger Agreement and relative consideration to be received.  Accordingly, based on the terms and conditions of this Agreement, the Shareholders have agreed to return certain shares to Reflect.

Agreement

Based on the foregoing premises, which are incorporated herein by this reference, the mutual covenants and conditions set forth herein, and in consideration of the execution of this Agreement, the giving, receipt or exchange of the promises herein, and for other good and valuable consideration, receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

1) Return of Shares.  Dain, the Dain Trust and Henneman hereby agrees to return for cancellation an aggregate of 1,000,000 shares of Reflect’s common stock received under the terms and condition of the Merger Agreement with the 1,000,000 shares divided evenly between the shareholders with Dain and the Dain Trust returning 500,000 shares and Henneman returning 500,000 shares for cancellation, in exchange, and consideration for, Reflect releasing shareholders from any and all liability in relation to certain out of pocket costs to be paid by Shareholders as part of the Merger Agreement and to align the parties closer to the original consideration contemplated in the Merger Agreement.

2) Cancellation of Shares.  Shareholder hereby agrees to immediately transfer all share certificates representing the 1,000,000 shares of Reflect common stock to be cancelled pursuant to section 1 hereof to Reflect for cancellation.  This Agreement may be delivered to Reflect’s transfer agent as evidence of the cancellation of the shares.  The transfer agent is hereby instructed to cancel the shares and to reflect on its books such cancellation.

3) Governing Law.  This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the State of Utah.

4) Attorney's Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5) Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

6) Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

7) Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8) Facsimile Transmissions.  Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original.  At the request of any party hereto, the parties will confirm facsimile transmitted signatures by signing an original document.

9) Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

Reflect Scientific, Inc.                                                   Nicholas J. Henneman

By:/s/Kim Boyce                                                           /s/Nicholas J. Henneman

     Its President

John F. Dain

/s/John F. Dain

J F Dain & E L Dain Co – T Tee Dain Family Revocable Trust U/A Dated 12/17/2001

By:/s/John F. Dain

     Trustee